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                                                                 Exhibit No. 4.1




                            THE ALLSTATE CORPORATION

                                       AND

                 STATE STREET BANK AND TRUST COMPANY, as Trustee



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                        FOURTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED NOVEMBER 25, 1996
                         (SUBORDINATED DEBT SECURITIES)

                            Dated as of June 12, 2000

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                            THE ALLSTATE CORPORATION

                        FOURTH SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED NOVEMBER 25, 1996
                         (SUBORDINATED DEBT SECURITIES)


          FOURTH SUPPLEMENTAL INDENTURE, dated as of June 12, 2000, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                    RECITALS

          The Company has heretofore executed and delivered to the Trustee an Indenture for Subordinated Debt Securities, dated as of November 25, 1996, and as amended by the Third Supplemental Indenture dated as of July 23, 1999 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

          On November 25, 1996, the Company executed and delivered to the Trustee a First Supplemental Indenture to the Indenture (the "First Supplemental Indenture"), providing for the issuance of $515,463,925 in principal amount of 7.95% Junior Subordinated Deferrable Interest Debentures, Series A, due December 31, 2026 (the "2026 Junior Debentures"). The Company issued the 2026 Junior Debentures on November 25, 1996.

          On November 27, 1996, the Company executed and delivered to the Trustee a Second Supplemental Indenture to the Indenture (the "Second Supplemental Indenture"), providing for the issuance of $206,186,000 in principal amount of 7.83% Junior Subordinated Deferrable Interest Debentures, Series B, due December 1, 2045 (the "2045 Junior Debentures"). The Company issued the 2045 Junior Debentures on November 27, 1996.

          Section 901(9) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to correct or supplement any provision of the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect, or in the case of Securities issued to an Allstate Trust for so long as any corresponding series of Preferred Securities issued by such Allstate Trust shall remain outstanding, the interests of the holders of such Preferred Securities in any material respect.

          Section 904 of the Indenture provides that upon execution of any indenture supplemental to the Indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered under the Indenture shall be bound thereby.

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:


                                    ARTICLE I

                       Relation to Indenture; Definitions

          Section 1.1. RELATION TO INDENTURE. This Fourth Supplemental Indenture constitutes an integral part of the Indenture.

          Section 1.2. DEFINITIONS. For all purposes of this Fourth Supplemental
Indenture:


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          (a)  Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture; and

          (c) The terms "herein," "hereof," "hereunder" and other words of similar import refer to the Indenture.


                                   ARTICLE II

                            The Series of Securities

          Section 2.1. DEFINITIONS.

          (a) Section 101 of the Indenture shall be amended by deleting the definition of "Company Request" and "Company Order" and replacing such definition with the following:

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two of the following officers, provided that at least one of the signing officers is the principal executive officer, principal operating officer, principal financial officer, principal accounting officer or Treasurer of the
          Company: Chairman of the Board; Chief Executive Officer; President; Chief Operating Officer; Chief Financial Officer; General Counsel; Treasurer; Secretary; Controller; any Vice President; any Assistant Treasurer; any Assistant Secretary; and any Assistant Vice President.

          (b) Section 101 of the Indenture shall be amended by deleting the definition of "Officers' Certificate" and replacing such definition with the following:

          "Officers' Certificate" means a certificate signed by any two of the following officers and delivered to the Trustee, provided that at least one of the signing officers is the principal executive officer, principal operating officer, principal financial officer, principal accounting officer or Treasurer of the Company: Chairman of the Board; Chief Executive Officer; President; Chief Operating Officer; Chief Financial Officer; General Counsel; Treasurer; Secretary; Controller; any Vice President; any Assistant Treasurer; any Assistant Secretary; and any Assistant Vice President.


                                   ARTICLE III

                            Miscellaneous Provisions

          Section 3.1. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

          Section 3.2. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.


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          Section 3.3. COUNTERPARTS. This Fourth Supplemental Indenture may be
executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 3.4. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH DEBENTURE, BOND AND NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                   THE ALLSTATE CORPORATION

                                   By:
                                        -----------------------------------
                                        Edward M. Liddy
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

                                   By:
                                        -----------------------------------

                                   Its:
                                        -----------------------------------


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